OPKO Health to Announce 2016 Fourth Quarter Financial Results on March 1, 2017

MIAMI (February 27, 2017) – OPKO Health, Inc. (NASDAQ: OPK), a multinational biopharmaceutical and diagnostics company, will announce operating and financial results for the fourth quarter ended December 31, 2016 after the close of the U.S. financial markets on Wednesday, March 1, 2017.

OPKO’s senior management will provide a business update and discuss its financial results in a conference call and live audio webcast beginning at 4:30 p.m. Eastern time on Wednesday, March 1, 2017.

Conference Call & Webcast Information

WHEN: Wednesday, March 1, 2017, 4:30 p.m. Eastern time.
DOMESTIC DIAL-IN: (866) 634-2258
INTERNATIONAL DIAL-IN: (330) 863-3454
PASSCODE: 80392791
WEBCAST: http://investor.opko.com/events.cfm

For those unable to participate in the live conference call or webcast, a replay will be available beginning March 1, 2017 two hours after the close of the conference call. To access the replay, dial (855) 859-2056 or (404) 537-3406. The replay passcode is: 80392791. The replay can be accessed for a period of time on OPKO’s website at http://investor.opko.com/events.cfm.

About OPKO Health, Inc.
OPKO Health is a diversified healthcare company that seeks to establish industry-leading positions in large, rapidly growing markets. Our diagnostics business includes Bio-Reference Laboratories, the nation’s third-largest clinical laboratory with a core genetic testing business and a 400-person sales and marketing team to drive growth and leverage new products, including the 4Kscore® prostate cancer test and the Claros® 1 in-office immunoassay platform. Our pharmaceutical business features RAYALDEE, an FDA-approved treatment for SHPT in stage 3-4 CKD patients with vitamin D insufficiency (launched in November 2016), VARUBI™ for chemotherapy-induced nausea and vomiting (oral formulation launched by partner TESARO and IV formulation pending FDA approval), TT401, a once or twice weekly oxyntomodulin for type 2 diabetes and obesity which is a clinically advanced drug candidate among the new class of GLP-1 glucagon receptor dual agonists, and TT701, an androgen receptor modulator for androgen deficiency indications. Our biologics business includes hGH-CTP, a once weekly human growth hormone injection (in phase 3 and partnered with Pfizer), a long-acting oxyntomodulin for diabetes and obesity (in Phase 1). We also have production and distribution assets worldwide, multiple strategic investments and an active business development strategy. More information available at www.opko.com.

Contacts:

OPKO Health, Inc.
David Malina, 305-575-4137
dmalina@opko.com
Investor Relations

Or

BioReference
Tara MacCay, 305-5754195
Tmackay@biorefernce.com

Media

Rooney & Associates
Terry Rooney, 212-223-0689
trooney@rooneyco.com

Or

Marion Janic, 212-223-4017
mjanic@rooneyco.com

Investors
LHA
Anne Marie Fields, 212-838-3777
afields@lhai.com
Or
Bruce Voss, 310-691-7100
bvoss@lhai.com